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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 333-104703, 333-60942, 333-59041, 333-59043, 333-47433, 333-09549 and 333-03769 on Form S-8 and Registration Statements No. 333-113953, 333-117551 and 333-120379 on Form S-3 of our report dated March 18, 2005 (which report expressed an unqualified opinion and includes explanatory paragraphs related to the adoption of EITF 04-08 requiring revision of the 2003 consolidated financial statements and related to the restatement of the 2002 and 2003 consolidated financial statements) relating to the financial statements and financial statement schedule of Serologicals Corporation and Subsidiaries and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Serologicals Corporation and Subsidiaries for the year ended January 2, 2005.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 18, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM